Exhibit 99.1
2024 Member and Independent Director Election Results
FHLBank Topeka (FHLBank) is pleased to announce the results of the 2024 Member and Independent Director Elections. Elections for Member Directorships were conducted in Colorado and Kansas and elections for one Public Interest Independent Directorship and one Independent Directorship were conducted district wide. Please find the official report of election below. Four directors were elected to FHLBank’s board of directors:
Independent Director Election
•Milroy A. Alexander (Public Interest Independent Director)
•Lynn Jenkins (Independent Director)

Member Director Election
•Kyle J. Heckman; Chairman; Flatirons Bank; Boulder, Colorado (Member Director)
•Christopher D. Wente; President/CEO; Golden Belt Bank, FSA Hays, Kansas (Member Director)
Mr. Alexander became a director of FHLBank in 2015. Mr. Alexander formerly served as an executive director and CEO of the Colorado Housing and Finance Authority and is now retired.
Ms. Jenkins became a director of FHLBank in 2019. Ms. Jenkins formerly served as a Treasurer of the State of Kansas and was elected to serve five terms in the U.S. House of Representatives and currently serves as a consultant.
Mr. Heckman does not currently serve as a director of FHLBank. He currently serves as Chairman at Flatirons Bank.
Mr. Wente does not currently serve as a director of FHLBank. He currently serves as President/CEO at Golden Belt Bank.
Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. To be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. To be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Mr. Alexander and Ms. Jenkins received the required number of votes to be elected, receiving 40.1 and 43.8 percent of the votes eligible to be cast, respectively.
The elected directors will serve a four-year term beginning January 1, 2025, and expiring on December 31, 2028.
Questions about director elections should be directed to Matt Koupal, EVP, Chief Mission Officer / Chief Legal Officer, Corporate Secretary, at 785.478.8080, or matt.koupal@fhlbtopeka.com.

Exhibit 99.1
2024 FEDERAL HOME LOAN BANK OF TOPEKA
MEMBER AND INDEPENDENT DIRECTOR ELECTION RESULTS

MEMBER DIRECTOR ELECTIONS
Colorado
Total number of eligible votes per directorship: 1,145,010
Eligible voting members: 109
Total number of members voting: 61

Elected – Kyle J. Heckman; Chairman; Flatirons Bank; Boulder, Colorado (Member Director)
Expiration of Term: December 31, 2028
Total number of votes cast for Mr. Heckman: 690,580

Kirk A. Lowry; President, CEO, Chairman of the Board; The Farmers State Bank of Brush; Brush, Colorado
Total number of votes cast for Mr. Lowry: 144,920

Kansas
Total number of eligible votes per directorship: 1,486,048
Eligible voting members: 210
Total number of members voting: N/A

Elected – Christopher D. Wente; President/CEO, Golden Belt Bank; Hays, Kansas (Member Director)
Expiration of Term: December 31, 2028
Total number of votes cast for Mr. Wente: N/A
Mr. Wente was deemed elected on September 30, 2024, because only one nominee, Mr. Wente, accepted the nomination for the one member directorship up for election in Kansas in 2024.

Exhibit 99.1
INDEPENDENT DIRECTOR ELECTION

Tenth District
Total number of eligible votes per directorship: 5,921,564
Eligible voting members: 677

Elected – Milroy A. Alexander; Retired; Denver, Colorado
Total Votes Cast for Mr. Alexander: 2,377,343
Total Number of Members Voting for Mr. Alexander: 210
Public Interest Director: Yes
Qualifications: Mr. Alexander has demonstrated experience in representing consumer or community interests on banking services, credit needs, housing, and consumer financial protections.
Expiration of Term: December 31, 2028

Elected – Lynn Jenkins; Consultant; Eudora, Kansas
Total Votes Cast for Ms. Jenkins: 2,596,162
Total Number of Members Voting for Ms. Jenkins: 222
Public Interest Director: No
Qualifications: Ms. Jenkins has demonstrated experience in and knowledge of auditing and accounting, financial management, project development, derivatives, organizational management, project development, and the law.
Expiration of Term: December 31, 2028